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                       Pannell Kerr Forster of Texas, P.C.
                          Certified Public Accountants




August 1, 1996


Board of Directors
Rich Coast Resources Ltd.
206-475 Howe Street
Vancouver, BC V6C 2B3

Gentlemen:

     We consent to the filing of our letter of opinion dated August 1, 1996 as an exhibit to the Form S-4 Registration Statement of Rich Coast Resources Ltd. (SEC File No. 33-6099). We further consent to the use of our name and the reference to our opinion in the section of the Registration Statement captioned "United States Federal Income Tax Consequences."


/s/ Pannell Kerr Forster of Texas, P.C.